Exhibit (a)(1)(v)

Offer to Purchase for Cash up to 2,620,690 Shares of its
Common Stock, Par Value $0.001 Per Share,
at a Purchase Price of $14.50 Per Share
by
Blackbaud, Inc.
June 3, 2005
To Our Clients:
      Enclosed for your consideration are the Offer to Purchase, dated June 3, 2005, and the related Letter of Transmittal, which, as amended and supplemented from time to time, together constitute the tender offer, in connection with the tender offer by Blackbaud, Inc., a Delaware corporation (“Blackbaud”), to purchase up to 2,620,690 shares of its common stock, par value $0.001 per share (“Blackbaud common stock”), at a purchase price of $14.50 per share, net to the sellers in cash, without interest, upon the terms and subject to the conditions set forth in the tender offer.
      Blackbaud will purchase 2,620,690 shares of Blackbaud common stock properly tendered and not properly withdrawn before the “expiration date” (as defined in Section 1 of the Offer to Purchase), or such lesser number of shares as are properly tendered and not properly withdrawn, at a price of $14.50 per share, net to the seller in cash, without interest, upon the terms and subject to the conditions of the tender offer, including the proration and conditional tender provisions thereof. Blackbaud reserves the right, in its sole discretion, to purchase more than 2,620,690 shares of Blackbaud common stock under the tender offer, subject to applicable legal requirements. Shares of Blackbaud common stock tendered and not purchased because of proration or conditional tender will be returned promptly after the expiration date at the expense of Blackbaud to the stockholders who tendered such shares. See Section 1 of the Offer to Purchase.
      If, at the expiration date, more than 2,620,690 shares of Blackbaud common stock, or such greater number of shares as Blackbaud may elect to purchase in accordance with applicable legal requirements, are properly tendered and not properly withdrawn, Blackbaud will, upon the terms and subject to the conditions of the tender offer, accept such shares for purchase on a pro rata basis from all such tendering stockholders, subject to the conditional tender provisions described in Section 6 of the Offer to Purchase.
      We are the owner of record of shares of Blackbaud common stock held for your account. As such, we are the only ones who can tender your shares, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information only; you cannot use it to tender shares of Blackbaud common stock we hold for your account.
      Please instruct us as to whether you wish us to tender any or all of the shares of Blackbaud common stock we hold for your account on the terms and subject to the conditions of the tender offer.
      We call your attention to the following:

1. You may tender shares of Blackbaud common stock at a price of $14.50 per share as indicated in the attached instruction form, net to you in cash, without interest.

2. You should consult with your broker on the possibility of designating the priority in which your shares will be purchased in the event of proration.

3. The tender offer is not conditioned upon any minimum number of shares being tendered. The tender offer is, however, subject to certain other conditions set forth in Section 7 of the Offer to Purchase.

4. The tender offer, proration period and withdrawal rights will expire at 5:00 p.m., New York City time, on July 1, 2005, unless Blackbaud extends the tender offer.

5. The tender offer is for 2,620,690 shares, constituting approximately 6% of the issued and outstanding shares of Blackbaud common stock as of May 31, 2005.

6. Tendering stockholders who are registered stockholders or who tender their shares directly to Wachovia Bank, N.A. will not be obligated to pay any brokerage commissions or fees, solicitation fees, or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes on the purchase by Blackbaud of shares of Blackbaud common stock under the tender offer.

7. If you wish to condition your tender upon the purchase of a specified minimum number of the shares of Blackbaud common stock which you tender, you may elect to do so and thereby avoid possible proration of your tender. You are urged to consult your own tax advisor with regard to this election. The purchase of shares by Blackbaud of Blackbaud common stock from all tenders which are so conditioned may be determined by random lot. To elect such a condition complete the section below captioned “Conditional Tender”.

8. The Board of Directors of Blackbaud has approved the tender offer and a special pricing committee of independent directors not affiliated with stockholders intending to tender shares in the tender offer has approved the pricing terms of the tender offer. However, neither Blackbaud nor its Board of Directors nor the Dealer Manager makes any recommendation to you as to whether to tender or refrain from tendering your shares of Blackbaud common stock. You must make your own decision as to whether to tender your shares of Blackbaud common stock and, if so, how many shares to tender. You should discuss whether to tender all or any portion of your shares with your broker or other financial and tax advisors. Major stockholders have advised Blackbaud that they intend to tender approximately 24,000,000 shares of Blackbaud common stock in the tender offer. Two of Blackbaud’s executive officers have informed Blackbaud that they intend to tender an aggregate of approximately 130,000 shares in the tender offer. Blackbaud does not anticipate that any directors or any other executive officers of Blackbaud will tender shares in the tender offer.
      If you wish to have us tender any or all of your shares of Blackbaud common stock, please so instruct us by completing, executing, detaching and returning to us the attached instruction form. If you authorize us to tender your shares of Blackbaud common stock, we will tender all such shares unless you specify otherwise on the attached instruction form.
      Your instruction form should be forwarded to us in ample time to permit us to submit a tender on your behalf before the expiration date of the tender offer. The tender offer, proration period and withdrawal rights will expire at 5:00 p.m., New York City time, on July 1, 2005, unless Blackbaud extends the tender offer.
      As described in the Offer to Purchase, if more than 2,620,690 shares, or such greater number of shares as Blackbaud may elect to purchase in accordance with applicable legal requirements, are properly tendered and not properly withdrawn before the expiration date, Blackbaud will accept shares for purchase on a pro rata basis, if necessary, with adjustments to avoid purchases of fractional shares, as provided in the Offer to Purchase, subject to the conditional tender provisions described in the Offer to Purchase.
      The tender offer is being made solely under the Offer to Purchase and the related Letter of Transmittal and is being made to all record holders of shares. The tender offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares residing in any jurisdiction in which the making of the tender offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

Instruction Form With Respect To
Offer to Purchase for Cash up to 2,620,690 Shares of its
Common Stock, Par Value $0.001 Per Share
at a Purchase Price of $14.50 Per Share
by
Blackbaud, Inc.
       The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated June 3, 2005, and the related Letter of Transmittal, which, as may be amended and supplemented from time to time, together constitute the tender offer in connection with the tender offer by Blackbaud, Inc., a Delaware corporation (“Blackbaud”), to purchase up to 2,620,690 shares of its common stock, par value $0.001 per share (“Blackbaud common stock”), at a purchase price of $14.50 per share, net to the seller in cash, without interest, upon the terms and subject to the conditions of the tender offer.
      The undersigned understands that Blackbaud will purchase 2,620,690 shares of Blackbaud common stock properly tendered and not properly withdrawn before the “expiration date” (as defined in Section 1 of the Offer to Purchase), or such lesser number of shares as are properly tendered and not properly withdrawn, at a price of $14.50 per share, net to the seller in cash, without interest, upon the terms and subject to the conditions of the tender offer, including the proration and conditional tender provisions thereof. Blackbaud reserves the right, in its sole discretion, to purchase more than 2,620,690 shares of Blackbaud common stock under the tender offer, subject to applicable legal requirements. Shares of Blackbaud common stock tendered and not purchased because of proration or conditional tender will be returned promptly after the expiration date at the expense of Blackbaud to the stockholders who tendered such shares.
      The undersigned hereby instruct(s) you to tender to Blackbaud the number of shares of Blackbaud common stock indicated below or, if no number is indicated, all shares you hold for the account of the undersigned, under the terms and subject to the conditions of the tender offer.
      Aggregate number of shares of Blackbaud common stock to be tendered by you for the account of the undersigned:
                                         shares of Blackbaud common stock

CONDITIONAL TENDER
[Optional]
      A tendering stockholder may condition his or her tender of shares upon Blackbaud purchasing a specified minimum number of such shares tendered, all as described in Section 6 of the Offer to Purchase. Unless at least that minimum number of shares indicated below is purchased by Blackbaud pursuant to the terms of the tender offer, none of the shares tendered by such tendering stockholder will be purchased. It is the tendering stockholder’s responsibility to calculate that minimum number of shares that must be purchased if any are purchased, and each stockholder is urged to consult his or her broker or other financial and tax advisors. Unless the box below has been checked and a minimum number of shares has been specified, the tender will be deemed unconditional.

☐	The minimum number of shares tendered hereby that must be purchased, if any are purchased, is: _______________________ shares.
      If, because of proration, such minimum number of shares tendered hereby will not be purchased, Blackbaud may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her shares and checked this box:

☐	The tendered shares represent all shares held by the undersigned, and the undersigned wishes such shares to be eligible for purchase by random lot.

     The method of delivery of this document is at the option and risk of the tendering stockholder. If delivery is by mail, registered mail with return receipt requested, properly insured, is requested. In all cases, sufficient time should be allowed to assure delivery.
SIGNATURE BOX
(Please Print)
Signature(s):

Dated: ______________________________ , 2005
Name(s) and address(es):

(Including Zip Code)
Area code and telephone number:

Taxpayer Identification or Social Security Number: